PAR LOGO]                                                          EXHIBIT 99.1
                                                                    ------------
Contacts:
Stephen J. Mock
Cecelia C. Heer
Par Pharmaceutical Companies, Inc.
(201) 802-4000


                           PAR PHARMACEUTICAL REPORTS
                           SALES AND EARNINGS FOR 2004

      TOTAL REVENUES INCREASE 4 PERCENT IN 2004 TO A RECORD $690.0 MILLION;
          BASE BUSINESS GROWS 23 PERCENT TO $338.1 MILLION FOR THE YEAR
                                       ---
             PAR ACHIEVES ADJUSTED NET INCOME OF $78.8 MILLION AND,
         ADJUSTED DILUTED EPS OF $2.26 IN 2004, EXCLUDING CERTAIN ITEMS
                                       ---
             R&D MORE THAN DOUBLES TO A RECORD $50.5 MILLION IN 2004
                                       ---
        COMPANY REPORTS FOURTH-QUARTER TOTAL REVENUES OF $114.2 MILLION,
               NET INCOME OF $4.3 MILLION AND DILUTED EPS OF $.12


SPRING VALLEY, NEW YORK, FEBRUARY 24, 2005 - Par Pharmaceutical Companies, Inc. (NYSE:PRX) today reported that total revenues increased 4 percent to a record $690.0 million for the year ended December 31, 2004. For the year, reported net income was $29.2 million and diluted earnings per share were $.84. Results for 2004 include a third-quarter, non-cash charge of $84.0 million, or $51.2 million after tax, for the write-off of in-process research and development in connection with the purchase of Kali Laboratories, Inc., and a first-quarter, after-tax gain of $1.7 million associated with the sale of a company facility. Excluding these items, net income was $78.8 million and diluted earnings per share were $2.26 for 2004. This is compared with revenues of $661.7 million, reported net income of $122.5 million and reported diluted earnings per share of $3.54 in 2003.


For the fourth quarter, Par reported total revenues of $114.2 million, net income of $4.3 million and diluted earnings per share of $.12. This is compared with revenues of $222.8 million, net income of $38.2 million and diluted earnings per share of $1.08 for the same period a year ago.


"Although 2004 was a challenging year for Par, our company has never been stronger or better positioned for sustainable growth," said Scott Tarriff, president and chief executive officer. "In 2004, Par more than tripled the scale of its research and development (R&D) organization through the acquisition of Kali Laboratories. Between Par and its partners, we filed 32 Abbreviated New Drug Applications (ANDAs) and now have more than 50 products awaiting regulatory approval - - a record for our company. Importantly, Par also filed its first New Drug Application (NDA). We look forward to introducing the advanced formulation of Megace(R), our first branded pharmaceutical product, as soon as June or July. In 2005, Par expects to introduce 20 or more new products. Assuming timely regulatory approvals, we are comfortable with the current consensus earnings estimate for 2005.

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"In 2004, Par felt the impact of additional entrants into key product categories and the corresponding effect on product pricing and market share. Certain expected new product introductions, like clonidine TDS, were delayed and the ribavirin launch proved disappointing. All of these factors, along with a doubling of our investment in R&D, contributed to financial results that did not meet our expectations for the year," Mr. Tarriff said.

Following discussions with the U.S. Food and Drug Administration (FDA), Par also announced today its intention to submit an Investigational New Drug (IND) application for a new megestrol acetate NanoCrystal(R) Dispersion (NCD) product. Par will submit the IND next quarter and expects to initiate the proposed clinical trials of the new product by mid summer. If successful, the indication sought will be for appetite stimulation in cancer-related anorexia.

In June 2004, Par submitted an NDA to the FDA for megestrol acetate NCD and the corresponding user fee goal date is April 29, 2005. If cleared for marketing, megestrol acetate NCD is expected to be indicated for the treatment of anorexia, cachexia, or any unexplained, significant weight loss in patients with a diagnosis of acquired immunodeficiency syndrome (AIDS). If approved, Par expects to market megestrol acetate NCD under the Megace(R) brand name. Par licensed the Megace(R) name from Bristol-Myers Squibb Company. NanoCrystal(R) Dispersion is a registered trademark of Elan Pharmaceutical International, Ltd.

2004 REVIEW

Sales growth for the year was driven by paroxetine hydrochloride (HCl) immediate release tablets, the generic version of the antidepressant Paxil(R), and the company's base business. In 2004, paroxetine sales increased 15 percent to $222.0 million, and base business sales grew 23 percent to $338.1 million. Base business growth resulted, in part, from the second-quarter introduction of glyburide and metformin HCl tablets, the generic version of Glucovance(R), and the first-quarter introduction of mercaptopurine, the generic form of Purinethol(R). Also contributing to the performance of the base business was lovastatin, the generic equivalent of Mevacor(R). Increased sales of these base business products were partially offset by lower sales of tizanidine, the generic version of Zanaflex(R).

For the year, sales of fluoxetine, the generic version of Prozac(R), totaled $46.6 million, compared with $91.1 million in 2003. Sales of megestrol acetate oral suspension, the generic form of Megace(R), were $67.8 million, compared with $88.2 million last year. Sales of both products reflect the impact of increased generic competition and its corresponding effect on pricing and market share.

In 2004, Par's gross margin was 36 percent, compared to 43 percent in 2003. The company's fourth-quarter gross margin was 38 percent, compared to 37 percent in the same period a year ago. The lower gross margin for the year primarily reflects the effect of higher sales of paroxetine, which, after profit splits with partners, has a lower gross margin than Par's other significant products. Par's gross margin was also impacted by the decline in royalty revenue from omeprazole, the generic version of Prilosec(R). Also contributing to the lower gross margin in 2004, were glyburide and metformin HCl tablets and metformin HCl extended-release tablets. After profit splits with partners, these products also have a significantly lower gross margin than most of Par's other products.


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Selling, general and administrative (SG&A) expense increased 29 percent to $69.7 million, after adjusting prior year SG&A expense to exclude a charge associated with a retirement agreement. The increase in SG&A expense reflects the implementation of new information management systems; costs to meet compliance requirements associated with Section 404 of Sarbanes-Oxley; increased legal fees associated with ongoing patent litigation; and additional personnel costs across various administrative functions. The megestrol acetate oral suspension product sampling program, the addition of marketing personnel in preparation for the expected launch of Par's advanced formulation of Megace(R), and other marketing and promotional activities also contributed to the increase in SG&A expense in 2004.

In 2004, the company's investment in R&D more than doubled to a record $50.5 million, compared to $24.6 million last year. Par's substantial increase in R&D reflects, in part, payments to its partner, Advancis Pharmaceutical Corporation, to fund the development of a novel formulation of the antibiotic amoxicillin. Advancis expects to publicly report results of its initial Phase III clinical trial of Amoxicillin PULSYS(TM) late in the second quarter OF 2005. Also contributing to the rise in R&D expense in 2004 were increased biostudy costs, increased personnel costs, and the acquisition of Kali Labs. The significant investment in R&D underscores Par's commitment to identify and develop a continuing stream of new products.

Par repurchased 843,700 shares of its common stock at a total cost of $32.0 million in 2004. On April 29, 2004, Par announced that its Board of Directors had authorized the purchase of up to $50 million worth of the company's common stock.

SINCE THE END OF THE THIRD QUARTER OF 2004:

     o Par acquired the product registration to Isoptin(R) SR and licensed the rights to FSC Laboratories, Inc. to market the product. Par will begin shipping the generic version, verapamil HCl extended release tablets, in early 2005;

     o Par named John A. MacPhee Senior Vice President, Branded Marketing and Sales. Mr. MacPhee will be responsible for the introduction of Par's first branded pharmaceutical product, an advanced formulation of Megace(R);

     o Par announced that its licensing partner, Amide Pharmaceutical, Inc., received final approval from the FDA for its ANDA for quinapril HCl tablets. The product was developed by Par's wholly-owned subsidiary, Kali Labs. Par began shipping quinapril HCl in late December;

     o Par entered into a purchase agreement to acquire a 5 percent partnership interest in Abrika Pharmaceuticals LLP, a privately held, specialty generic pharmaceutical company. Par and Abrika also entered into an agreement to collaborate in the marketing of five generic products to be developed by Abrika. The first of these is expected to be a transdermal fentanyl patch that is intended to be a generic equivalent of Duragesic(R);

     o Par won the 2004 DIANA Award for Best Overall Pharmaceutical Products Manufacturer with Sales to Healthcare Distribution Management Association (HDMA) Distributors Over $300 million. The award was presented by the HDMA at their Annual Meeting; and

     o Par announced that its partner, Paddock Laboratories, was granted tentative approval by the FDA for its ANDA for testosterone gel 1%, the generic version of AndroGel(R).

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Par Pharmaceutical Companies, Inc. develops, manufactures and markets generic pharmaceuticals through its principal subsidiary, Par Pharmaceutical, Inc., and its recently acquired subsidiary, Kali Laboratories, Inc. The company is also developing an additional line of branded pharmaceutical products for specialty markets and expects to introduce the first of these in 2005. Par currently manufactures, markets or licenses more than 85 prescription drugs. For press release and other company information, visit http://www.parpharm.com.


Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting FDA filings and approvals, acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, new product development and launch, reliance on key strategic alliances, uncertainty of patent litigation filed against us, availability of raw materials, the regulatory environment, fluctuations in operating results and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.

                                    # # # # #


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
                                                 PAR PHARMACEUTICAL COMPANIES, INC.
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                              (In Thousands, Except Per Share Amounts)

                                                           TWELVE MONTHS ENDED           THREE MONTHS ENDED
                                                          DEC. 31,      DEC. 31,       DEC. 31,      DEC. 31,
                                                            2004          2003           2004          2003
                                                         -----------   -----------    ------------  ------------
Revenues:
    Net product sales                                      $687,570      $646,023        $112,760      $221,605
    Other product related revenues                            2,446        15,665           1,392         1,175
                                                         -----------   -----------    ------------  ------------
Total revenues                                              690,016       661,688         114,152       222,780
Cost of goods sold                                          443,958       378,513          70,497       140,804
                                                         -----------   -----------    ------------  ------------
   Gross margin                                             246,058       283,175          43,655        81,976
                                                         -----------   -----------    ------------  ------------

Operating expenses (income):
   Research and development                                  50,517        24,581          16,795         6,673
   Acquired in-process research and development              84,000             -              -             -
   Selling, general and administrative                       69,735        57,575          20,059        13,329
   Settlements, net                                          (2,846)            -              -             -
   Gain of sale of facility                                  (2,812)            -              -             -
                                                         -----------   -----------    ------------  ------------
      Total operating expenses                              198,594        82,156          36,854        20,002
                                                         -----------   -----------    ------------  ------------

      Operating income                                       47,464       201,019           6,801        61,974

   Other (expense) income                                      (313)          (95)           (183)           50
   Interest expense, net                                     (1,048)         (281)           (381)         (755)

                                                         -----------   -----------    ------------  ------------
   Income before provision for income taxes                  46,103       200,643           6,237        61,269
   Provision for income taxes                                16,857        78,110           1,972        23,057
                                                         -----------   -----------    ------------  ------------
   Net income                                               $29,246      $122,533          $4,265       $38,212
                                                         ===========   ===========    ============  ============

Net income per share of common stock:
   BASIC                                                      $0.86         $3.66           $0.13         $1.12
                                                         ===========   ===========    ============  ============
   DILUTED                                                    $0.84         $3.54           $0.12         $1.08
                                                         ===========   ===========    ============  ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING:
   BASIC                                                     34,142        33,483          33,884        34,088
                                                         ===========   ===========    ============  ============
   DILUTED                                                   34,873        34,638          34,419        35,370
                                                         ===========   ===========    ============  ============

============================================================================================================================
COMPARATIVE ADJUSTED FOR ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT, GAIN ON SALE OF FACILITY AND RETIREMENT CHARGES
----------------------------------------------------------------------------------------------------------------------
Net income (loss) as reported above                         $29,246      $122,533          $4,265       $38,212
   In-process research and development, net of tax           51,240            -              -             -
   Gain of sale of facility, net of tax                      (1,715)           -              -             -
   Retirement charges, net of  tax                                -         2,246             -             -
                                                         -----------   -----------    ------------  ------------
NET INCOME                                                  $78,771      $124,779          $4,265       $38,212
                                                         ===========   ===========    ============  ============

NET INCOME PER SHARE OF COMMON STOCK:
   BASIC                                                      $2.31         $3.73           $0.13         $1.12
                                                         ===========   ===========    ============  ============
   DILUTED                                                    $2.26         $3.60           $0.12         $1.08
                                                         ===========   ===========    ============  ============